UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  October 16, 2003

FLAG Telecom Group Limited

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-29207	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cedar House, 41 Cedar Avenue, Hamilton HM12, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code 1- (441) 296-0909

N/A
(Former name or former address, if changed since last report)

ITEM 5.                 Other Events and Required FD Disclosure

On October 16, 2003, FLAG Telecom Group Limited (the “Registrant”) issued a press release (the “Press Release”) announcing that it had entered into an Agreement and Plan of Amalgamation (the “Amalgamation Agreement”) with Reliance Gateway Net Private Limited (“Reliance Gateway”), a company organized under the laws of India, pursuant to which Reliance Gateway will acquire 100% of the Registrant's common shares on a fully diluted basis for an aggregate purchase price of $207 million, reflecting a per share price of $95.61.

The Amalgamation Agreement has been unanimously approved by the boards of directors of the Registrant and Reliance Gateway.

Closing of the transaction is subject to certain conditions, including the receipt of regulatory approvals and the approval of the shareholders of the Registrant.  A shareholders’ meeting of the Registrant to approve the amalgamation is expected to be held in December 2003.

Copies of the Amalgamation Agreement and Press Release are attached hereto as Exhibits 2.1 and 99.1, respectively, and are incorporated herein by reference.

ITEM 7.                 Financial Statements, Pro Forma Financial Information and Exhibits

(c)                                                                                Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Amalgamation, dated as of October 16, 2003, by and among FLAG Telecom Group Limited and Reliance Gateway Net Private Limited.

99.1	Copy of press release, dated October 16, 2003, issued by FLAG Telecom Group Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAG TELECOM GROUP LIMITED
(Registrant)

Date:	October 16, 2003	s/ Kees van Ophem
		Name:	Kees van Ophem
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Amalgamation, dated as of October 16, 2003, by and among FLAG Telecom Group Limited and Reliance Gateway Net Private Limited.

99.1	Copy of the press release, dated October 16, 2003, issued by FLAG Telecom Group Limited